                               AMENDMENT NO. 3

This Amendment No. 3 to the Loan Agreement dated September 18, 1998, as amended, by and among CONSOLIDATED TECHNOLOGY GROUP LTD., a New York corporation (hereinafter, "LENDER"), and ARC NETWORKS, INC., a Delaware corporation (hereinafter "ARC DELAWARE") and A.R.C. NETWORKS, INC., a New York corporation (hereinafter "ARC N.Y.") is made as of the 19th day of May, 1999 by and among Lender, ARC Delaware, and ARC N.Y.

     WHEREAS, Lender established a credit facility in favor of ARC Delaware and ARC N.Y. pursuant to the Loan Agreement dated September 18, 1998, as amended as of January 25, 1999 and March 18, 1999, between Lender, ARC Delaware and ARC N.Y. (THE "LOAN AGREEMENT"); and

     WHEREAS, ARC Delaware has requested a modification in the repayment provisions of the aforementioned credit facility; and

     WHEREAS, Lender, SIS Capital Corp., Lender's wholly owned subsidiary ("SISC"), ARC Delaware, and Technology Acquisitions, Ltd. ("TAL") have entered into a Stock Purchase Agreement (THE "PURCHASE AGREEMENT)"), pursuant to which SISC has agreed to sell all of the shares and capital stock of ARC Delaware owned by it to TAL; and

     WHEREAS, Lender has agreed to aRC Delaware's request to modify the repayment provisions of the credit facility, all of the foregoing on and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

     1.     INCORPORATION BY REFERENCE:

            1.1 All capitalized terms which are used but not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement and the Purchase Agreement, the terms of which are incorporated herein by reference thereto.

            1.2 The following terms shall have the meanings set forth below:

                    (a) "AMENDMENT" shall mean this Amendment between Lender and Borrowers.

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                    (b)     "AMENDED LOAN AGREEMENT" shall mean the Loan
Agreement, as further amended by this Amendment.

                    (c) CONVERTIBLE ACCOUNT" shall mean the First Convertible Amount and/or the Second Convertible Amount, as each are defined in clause (d) below.

                    (d)     "MATURITY DATE" shall mean:

                            (i)     with respect to $750,000 of the Principal
amount of the Loan, the earlier of (A) October 19, 1999, or (B) the receipt by Gemini II, Inc. or its successors ("GEMINI") of at least $10,000,000 in gross proceeds from an initial public offering of debt or equity securities, or (C) any earlier date on which Borrowers repay to Lender the then outstanding aggregate amount of the Obligations; and

                            (ii)     with respect to $450,000 of the
Principal amount of the Loan (the "FIRST CONVERTIBLE AMOUNT"), the earlier of
(D) January 31, 2000, (E) the date, if any, on which Lender either delivers the Note to ARC Delaware for conversion in accordance with Section 2.5 hereof or gives notice to ARC Delaware that it has delivered the Note to Gemini for conversion in accordance with Section 2.5 hereof or (F) the event set forth in clause (i)(C) above; and

                            (iii)     with respect to $1,2000,000 of the
Principal amount of the Loan (the "SECOND CONVERTIBLE AMOUNT"), the earlier of (G) June 19,2000, (H) the event set forth in clause (ii)(E) above or (I) the event set forth in clause (i)(C) above.

     2.     THE LOAN

            2.1 Simultaneously with the execution of this Amendment, Borrowers will execute the Note in the form annexed hereto as Exhibit A, which Note will replace and supersede the Secured Promissory Note of Borrowers to Lender dated as of March 18, 1999.

            2.2 The first sentence of Section 2.4 of the Loan Agreement shall be amended to read as follows:

            "All Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full (a) until June 17, 1999 at the Prime Rate plus two percent (2%) and (b) from and after June 17, 1999 at the rate of 14% per annum."

            2.3 Simultaneously with the execution of this Amendment, Gemini will execute the Guarantee in the form annexed hereto as Exhibit B.

            2.4 Simultaneously with the execution of this Amendment, Gemini and Lender shall execute the Warrant Agreement in the form annexed hereto as Exhibit C, under

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which Lender will receive a warrant to purchase 90,000 shares of Common Stock at an exercise of $8.00 per share, subject to adjustment as provided in the Warrant Agreement.

            2.5 The Lender will have the right, at any time and from time to time, (x) prior to January 31, 2000, to convert all or any portion of the First Convertible Amount into shares of Common Stock of ARC Delaware or of Gemini (the "COMMON STOCK") at the Conversion Rate, as hereinafter defined in accordance with the provisions of this Section 2.5 and (y) prior to June 19, 2000, to convert all or any portion of the Second Convertible Amount into shares of Common Stock at the Conversion Rate in accordance with the provisions of this Section 2.5.

                    (a) In the event that the Borrowers prepay any portion of the Convertible Amount, the right of the Lender to convert such portion of the Convertible Amount into Common Stock shall terminate at 5:30 P.M. New York time on the day before the date of prepayment. Each Borrower agrees to give the Lender notice of its intention to prepay any portion of the First or Second Convertible Amount in accordance with the terms of the Note.

                    (b) (i) The "CONVERSION RATE" shall mean $8.00, subject to adjustment as provided in Section 2.5(e) of this Amendment.

                    (c) Conversion of the Convertible Amount shall be effected by surrender of the Note to ARC Delaware or Gemini, depending on whose Common Stock the Lender desires to receive (the "ISSUER").

                    (d) The Convertible Amount shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the Note to the Issuer, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Issuer or its transfer agent shall issue and shall deliver a certificate or certificates for the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

                    (e) The Conversion Rate shall be subject to adjustment as follows:

                            (i)     In case either ARC Delaware or Gemini
shall (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in respect of such Issuer in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately increased or decreased, as the case may be, to reflect such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 2.5(d)(i) shall occur.


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                            (ii)     In case either ARC Delaware or Gemini
shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of its Common Stock (determined in accordance with Section 2.5(e)(v) of this Amendment) on the record date mentioned below, the Conversion Rate in respect of such Issuer shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in respect of such Issuer in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of its Common Stock outstanding on the record date mentioned below plus the number of shares determined by multiplying the price or the conversion price at which additional shares of its Common Stock are offered by the number of shares of its Common Stock being offered by the number of shares being issued, including shares being issued upon conversion of any convertible securities, and dividing the result so obtained by the current market price of its Common Stock (determined in accordance with Section 2.5(e)(v) of this Amendment), and of which the denominator shall be the number of shares of its Common Stock outstanding on such record date plus the number of additional shares of its Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate in respect of the applicable Issuer shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                           (iii)     in case either ARC Delaware or Gemini
shall issue shares of its Common Stock or rights or warrants entitling the recipient to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) [said price hereafter being referred to as the "New Issue Price"] less than both the then current market price of its Common Stock (determined in accordance with Section 2.5(e)(v) of this Amendment) on the effective date mentioned below and the then current Conversion Rate, the Conversion Rate in respect of such Issuer shall be adjusted so that the same shall equal the New Issue Price. Such adjustment shall be made successively whenever such shares of Common Stock, rights or warrants are issued and shall become effective immediately after the effective date for the issuance of such shares of Common Stock, rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate in respect of the applicable Issuer shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common stock (or securities convertible into Common Stock) actually delivered. Notwithstanding anything to the contrary in this Section 2.5(e)(iii), no adjustment in the Conversion Rate shall be made hereunder upon the issuance of shares of Common Stock upon exercise of currently existing stock options or warrants issued by ARC Delaware or upon the issuance of stock options, warrants or other rights issued or to be issued by Gemini or the issuance of Common Stock of Gemini or securities convertible into Common Stock of Gemini upon the exercise or conversion of such options, warrants or other rights or otherwise which

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

options, warrants, rights or shares of Common Stock are outstanding at the closing of the initial public offering of Gemini.

                    (iv) In case either ARC Delaware or Gemini shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Section 2.5(e)(i) of this Amendment) or subscription rights or warrants (excluding those referred to in Section 2.5(e)(ii) of this Amendment), then in each such case the Conversion Rate in respect of such Issuer in effect thereafter shall be determined by multiplying the Conversion Rate in respect of such Issuer in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock of such Issuer outstanding multiplied by the current market price per share of its Common Stock (determined in accordance with Section 2.5(e)(v) of this Amendment), less the fair market value (as determined in good faith by its Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock of such Issuer outstanding multiplied by such current market price per share of its Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                    (v) For the purpose of any computation under Sections 2.5(e)(ii), (iii) and (iv) of this Amendment, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing twenty
(20) trading days before such date, as reported by the principal stock exchange or market on which the Common Stock is listed; provided, however, that if, on any of such days there are no reported sales of the Common Stock, the closing low bid price shall be used for such day. If the Common Stock is not listed or admitted to listed on any stock exchange or market, the closing low bid prices as reported by the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as reasonably determined by the Board of Directors of the Issuer.

                    (vi) No increase or decrease in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which, by reason of this Section 2.5(e)(vi), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.5(e) shall be made to the nearest one-tenth (1/10) of a cent.

                    (vii) The Issuer may retain a firm of independent public accountants of recognized standing selected by its Board of Directors (who may be the regular accountants employed by it) to make any computation required by this Section 2.5(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                    (viii) In the event that at any time, as a result of an adjustment made pursuant this Section 2.5(e), the Lender thereafter shall become entitled to receive any shares of an


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

Issuer, other than Common Stock, thereafter the number of such shares so receivable upon conversion of the Convertible Amount shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.5.

                    (ix) In addition to the adjustments provided for in this Section 2.5(e), an Issuer may modify the Conversion Rate applicable to it in a manner which will increase the number of shares of its Common Stock issuable upon conversion of the Convertible Amount if such Issuer believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the Lender.

            (f)     Whenever any adjustment is required by the provisions of
Section 2.5(e) of this Amendment, ARC Delaware or Gemini, as the case may be, shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustment, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Lender, and ARC Delaware or Gemini shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the Lender at the Lender's address set forth in the books and records of such Issuer.

            (g)     In case:

                    (i) ARC Delaware or Gemini shall pay any dividend or make any distribution upon its Common Stock (other than a regular cash dividend payable out of retained earnings or cash surplus); or

                    (ii) ARC Delaware or Gemini shall offer to the holders of its Common Stock for subscription or purchase by them any shares of any class or any other rights; or

                    (iii) of any issuance of shares of Common Stock or rights or warrants by ARC Delaware or Gemini at a price (or having a conversion price per share) less than both the then current market price of its Common Stock and the then current Conversion Rate; or

                    (iv) of any reclassification of the capital stock of ARC Delaware or Gemini, the consolidation or merger of ARC Delaware or Gemini with or into another corporation, the sale, lease or transfer of all or substantially all of the property and assets of ARC Delaware or Gemini to another corporation, or the voluntary or involuntary dissolution, liquidation or winding up of ARC Delaware or Gemini shall be effected;

then in any such case, ARC Delaware or Gemini, as the case may be, shall cause to be mailed by first class mail to the Lender at least ten (10) days prior to the date specified in (A), (B) or (C) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such issuance of Common Stock, rights or warrants is to take place or (C) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of its Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                    (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of ARC Delaware or Gemini, or in case of any consolidation or merger of ARC Delaware or Gemini into another corporation (other than a merger with a subsidiary in which merger ARC Delaware or Gemini is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of the Convertible Amount) or in case of any sale, lease or conveyance to another corporation of the property of ARC Delaware or Gemini as an entirety, ARC Delaware or Gemini, as the case may be, shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Lender shall have the right thereafter by converting the Convertible Amount, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of such Issuer's Common Stock which might have been received upon conversion of the Convertible Amount immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Amendment. The foregoing provisions of this Section 2.5(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. The provisions of this
Section 2.5(h) shall not apply with respect to any merger, consolidation, sale, conveyance or other transaction if such transaction would be deemed a liquidation of ARC Delaware or Gemini.

                    (i) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Convertible Amount. If, upon conversion of any portion of the Convertible Amount, the Lender would, except for the provisions of this Section 2.5(i), be entitled to receive a fractional share of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be rounded up to the next higher whole number of shares.

                    (j) ARC Delaware or Gemini shall each at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable upon the conversion of the entire Convertible Amount outstanding.

                    (k) The Common Stock issuable upon conversion of the Convertible Amount shall, when so issued, be duly and validly authorized and issued, fully paid and non-assessable.

            2.6     Simultaneously with the execution of this Amendment,
Section 2.11 of the Loan Agreement shall be deleted.

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            2.7     Notwithstanding anything to the contrary contained in the
Loan Agreement, this Amendment or the Note, Borrowers' obligation to pay accrued but unpaid interest shall be as follows: Borrowers shall pay $50,000 of accrued but unpaid interest on or before June 30, 1999 and shall pay the balance of all accrued and unpaid interest through July 31, 1999 on or before August 5, 1999.

            2.8 Simultaneously with the execution of this Amendment, Gemini and Lender shall execute the Registration Rights Agreement in the form annexed hereto as Exhibit D.

            2.9 Borrowers will, on the date hereof, deliver to Lender certified copies of corporate resolutions of their respective Boards of Directors authorizing the execution and delivery of this Amendment, in form and substance reasonably satisfactory to Lender's counsel.

     3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS.

            3.1 Borrowers will, at all times until the Obligations are fully paid, provide all documentation, information and financial reports and summaries concerning Borrowers' operations and financial condition as and when requested by Lender's Chief Financial Officer.

            3.2 Borrowers have been represented by counsel in connection with the execution and delivery of this Amendment.

     4.     NO WAIVER: INCONSISTENCIES.

            4.1. Nothing contained in this Amendment shall constitute a waiver of, or otherwise be with prejudice to, all rights and remedies of Lender under the Loan Agreement, notwithstanding any term, provision, representation or warranty of Lender of Borrowers in this Amendment on in the Purchase Agreement.

            4.2 Except as expressly provided for in this Amendment, none of the other terms, conditions, representations or warranties contained in the Amended Loan Agreement shall be amended or modified, and the Loan Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. To the extent that there is any inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall govern and be controlling.

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


            IN WITNESS WHEREOF, Borrowers and Lender have executed this Amendment by their duly authorized officers as of the date first above written.

                                        CONSOLIDATED TECHNOLOGY GROUP LTD.

                                        By: /s/ Richard Young
                                           --------------------------------
                                            Richard Young, President
                                        -----------------------------------
                                              Print Name and Title

                                        ARC NETWORKS, INC.

                                        By: /s/ Peter Parrinello
                                           --------------------------------
                                              Peter Parrinello
                                              President

                                        A.R.C. NETWORKS, INC.

                                        By: /s/ Peter Parrinello
                                           --------------------------------
                                              Peter Parrinello
                                              President

            The undersigned agrees to be bound by the provisions of Section
2.5 above.

                                         GEMINI II, INC.

                                         By: /s/ Christopher Efird
                                            --------------------------------
                                             Christopher Efird, President
                                         -----------------------------------
                                              Print Name and Title



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